Exhibit 99.1

FOR IMMEDIATE RELEASE	NR12-02

Dynegy Announces Full-Year 2011 Results, Provides Restructuring Update

Full year 2011 summary:

•                  $281 million in Adjusted EBITDA, a decrease of $258 million compared to 2010

•                  $(20) million in Cash Flow from Operations

•                  $1,084  million in liquidity at March 2, 2012, including $860 million in cash on hand and letter of credit availability

•                  PRIDE results exceeded targets with $58 million in cash cost savings and $376 million in collateral and other balance sheet improvements

Fourth quarter 2011 summary:

•                  $(14) million in Adjusted EBITDA, a decrease of $117 million compared to the fourth quarter 2010

Recent Developments:

•                  Dynegy Holdings, LLC (DH) and its wholly owned subsidiaries have been deconsolidated for accounting purposes as of November 7, 2011. As a result, the company recorded a $1,657 million non-cash loss on deconsolidation.

•                  Clint Walden will be appointed Chief Accounting Officer effective March 9, 2012; Carolyn J. Stone named Senior Vice President — Financial Planning and Analysis.

•                  Hearing to approve Dynegy Holdings Disclosure Statement is expected to be held on Monday, March 12, 2012.

HOUSTON (March 8, 2012) — Dynegy Inc. (NYSE: DYN) announced a $236 million operating loss for the full twelve months of 2011 compared to an operating loss of $11 million for 2010. These results include pre-tax, unrealized, net mark-to-market losses of $175 million ($107 million after-tax) and mark-to-market gains of $18 million ($11 million after-tax) during the years ended December 31, 2011 and 2010, respectively. 2011 Adjusted EBITDA was $281 million compared to $539 million for 2010. The reduced operating results can be attributed to a $31 million decrease in energy margins, $50 million in lower capacity revenues in all markets, a $123 million decrease in premium revenue due to fewer options sold, and a $34 million loss related to natural gas during the fourth quarter. These results were partially offset by $58 million in lower fixed operating costs.  Primarily as a result of the $1,657 million non-cash loss on deconsolidation, the net loss for the full year ended December 31, 2011 totaled $1,645 million compared to a net loss of $234 million for 2010.

The operating loss for the fourth quarter of 2011 was $86 million, compared to an operating loss of $163 million during the fourth quarter 2010. These results include pre-tax, unrealized, net mark-to-market losses of $35 million ($21 million after-tax) and mark-to-market losses of $105 million ($64 million after-tax) in the fourth quarter of 2011 and 2010, respectively. Adjusted EBITDA for the fourth quarter of 2011 totaled $(14) million, a decrease of $117 million compared to the fourth quarter 2010. Of the decrease, $37 million is attributable to compressed energy margins and lower generation volumes, arising from lower market prices and outages — both planned and unplanned. An additional $80 million of the decrease is associated with hedging, broker fees and the natural gas loss. The Company realized a net loss of $1,377 million during the quarter ended December 31, 2011, compared to a net loss of $164 million during the same period in 2010 with the difference primarily attributable to the $1,657 million non-cash loss on deconsolidation.

“While the fourth quarter and full-year results for 2011 were severely impacted by the difficult market environment, the Company is making substantial progress in its financial and operational restructuring activities,” said Robert C. Flexon, Dynegy President and Chief Executive Officer. “The next milestone for the financial restructuring is the hearing to approve the Disclosure Statement, currently scheduled for March 12, 2012. Operationally, our focus on safety, reliability, and efficiency led to the achievement of no employee injuries during the fourth quarter and year-over-year recurring fixed cost improvements of $58 million. As power markets strengthen, we’ll be well positioned to benefit from the hard work our employees continue to put forth.”

Full-Year Comparative Results

In August 2011, Dynegy reorganized its operations into three segments: 1) Coal, a 3,132 megawatt fleet of primarily coal-fired power plants located in the Midwest, 2) Gas, a 6,771 megawatt fleet of natural gas-fired plants located primarily in California and the Northeast, and 3) DNE, 1,570 megawatts of leased natural gas- and coal-fired facilities and 123 megawatts of owned gas and oil peaking facilities. The Company has recast its segment information for all prior periods to reflect this reorganization. General and administrative expenses are allocated to each segment. Management does not allocate interest expense and income taxes on a segment level and therefore uses operating income (loss) as the most directly comparable GAAP measure to Adjusted EBITDA when performance is discussed on a segment level.

The non-GAAP financial measures of EBITDA and Adjusted EBITDA are used by management to evaluate Dynegy’s business on an ongoing basis. Definitions, purposes and uses of such non-GAAP measures are included in Item 2.02 of our Current Report on Form 8-K filed with the SEC on March 8, 2012, which is available on the company’s website free of charge at www.dynegy.com. Reconciliations of these measures to the most directly comparable GAAP measures are included in the accompanying schedules to this news release. As a result of the chapter 11 cases, based on the applicable accounting guidance, Dynegy has deconsolidated DH and its wholly owned subsidiaries as of November 7, 2011. GAAP financial statements presented after November 7, 2011 reflect the equity method of accounting for these entities. For purposes of this release, full-year Adjusted EBITDA has been calculated and presented in a manner which eliminates the impact of deconsolidation.

	Twelve Months Ended December 31, 2011 (in millions)
	Coal	Gas	DNE	Other	Total
Operating loss	$(101)	$(19)	$(70)	$(46)	$(236)
Plus/(Less):
Other items, net	1	1	—	(8)	(6)
Depreciation and amortization expense	206	114	—	5	325
Loss on deconsolidation	—	—	—	(1,657)	(1,657)
EBITDA	106	96	(70)	(1,706)	$(1,574)
Plus / (Less):
Restructuring costs	7	13	—	25	45
Mark-to-market losses, net	91	34	46	4	175
Loss on deconsolidation	—	—	—	1,657	1,657
Impairment of note from DH	—	—	—	10	10
Deconsolidated Adjusted EBITDA	204	143	(24)	(10)	313
Adjustment for unconsolidated investments	—	(43)	(4)	15	(32)
Adjusted EBITDA	$204	$100	$(28)	$5	$281

	Twelve Months Ended December 31, 2010 (in millions)
	Coal	Gas	DNE	Other	Total
Operating income (loss)	$(6)	$23	$11	$(39)	$(11)
Plus/(Less):
Other items, net	—	2	—	2	4
Depreciation and amortization expense	256	135	(5)	6	392
Losses from unconsolidated investments	—	—	—	(62)	(62)
EBITDA from discontinued operations	—	1	—	—	1
EBITDA	$250	$161	$6	$(93)	$324
Plus / (Less):
Impairments	—	134	2	37	173
Loss on sale of PPEA Holding	—	—	—	28	28
Merger agreement transaction costs	—	—	—	26	26
Restructuring charges	4	2	—	6	12
Plum Point mark-to-market gains	—	—	—	(6)	(6)
Mark-to-market (income) losses, net	(21)	11	(18)	10	(18)
Adjusted EBITDA	$233	$308	$(10)	$8	$539

Segment Review of Results Year-Over-Year

Coal — The 2011 operating loss was $101 million compared to a 2010 operating loss of $6 million. Adjusted EBITDA totaled $204 million in 2011 compared to $233 million during 2010. The $29 million decrease can be attributed, in part, to lower average realized prices and capacity payments which were partially offset by a $20 million decrease in fixed operating costs.

Gas —The 2011 operating loss, which excludes the Gas segment results from November 8, 2011 through December 31, 2011 due to the deconsolidation, was $19 million compared to 2010 operating income of $23 million. Adjusted EBITDA for the Gas segment was $100 million during 2011 compared to $308 million during the same period in 2010. Year-over-year decreases in option premium revenues and capacity revenues totaled $126 million, and a $34 million decrease in energy margins also contributed to the lower 2011 results. The 2011 results were also negatively affected by a $17 million increase in broker fees, due in part to the portfolio reorganization and transfer of contracts to the first lien structure; in addition the retired South Bay facility contributed $15 million in Adjusted EBITDA in 2010. A loss of $34 million in the fourth quarter related to natural gas also negatively impacted Gas segment revenues.

DNE —The operating loss was $70 million in 2011, which excludes the results of DNE from November 8, 2011 through December 31, 2011 due to the deconsolidation, compared to operating income of $11 million during 2010. Adjusted EBITDA was $(28) million for the year compared to $(10) million in 2010. Significant decreases in capacity prices were responsible for a $24 million decrease in addition to a $9 million Adjusted EBITDA benefit during 2010 from the sale of fuel oil inventory at Roseton, partially offset by lower operating and maintenance expense in 2011.

Fourth Quarter Comparative Results

	Three Months Ended December 31, 2011 (in millions)
	Coal	Gas	DNE	Other	Total
Operating loss	$(28)	$(28)	$(5)	$(25)	$(86)
Plus / (Less):
Loss on deconsolidation	—	—	—	(1,657)	(1,657)
Other items, net	1	—	—	(11)	(10)
Depreciation and amortization expense	37	14	—	—	51
EBITDA	$10	$(14)	$(5)	$(1,693)	$(1,702)
Plus / (Less):
Restructuring costs	3	2	—	13	18
Mark-to-market losses, net	16	20	(1)	—	35
Loss on deconsolidation	—	—	—	1,657	1, 657
Impairment of note from DH	—	—	—	10	10
Deconsolidated Adjusted EBITDA	29	8	(6)	(13)	18
Adjustment for unconsolidated investments	—	(43)	(4)	15	(32)
Adjusted EBITDA	$29	$(35)	$(10)	$2	$(14)

	Three Months Ended December 31, 2010 (in millions)
	Coal	Gas	DNE	Other	Total

Operating Income	$(143)	$22	$(21)	$(21)	$(163)
Plus / (Less):
Losses from unconsolidated investments	—	—	—	(28)	(28)
Other items, net	—	1	—	—	1
Depreciation and amortization expense	102	32	(5)	2	131
EBITDA	$(41)	$55	$(26)	$(47)	$(59)
Plus / (Less):
Loss on sale of PPEA Holding	—	—	—	28	28
Merger agreement transaction costs	—	—	—	16	16
Restructuring charges	4	2	—	6	12
Asset impairments	—	—	1	—	1
Mark-to-market (income) losses, net	92	(8)	23	(2)	105
Adjusted EBITDA	$55	$49	$(2)	$1	$103

Segment Review of Results Quarter-Over-Quarter

Coal —The fourth quarter 2011 operating loss was $28 million compared to a fourth quarter 2010 operating loss of $143 million. Adjusted EBITDA totaled $29 million during the fourth quarter 2011 compared to $55 million during the same period in 2010. Lower realized energy prices in the Midwest together with lower generation volumes due to a planned outage at Baldwin Unit 1 negatively affected fourth quarter 2011 results. The planned outage at Baldwin, together with other unplanned outages at the facility during the quarter, accounted for $15 million of the decrease in Adjusted EBITDA.  Additionally, option premium revenues were $7 million lower during the fourth quarter 2011 compared to the same period in 2010.

Gas —The fourth quarter 2011 operating loss, which excludes the results of the Gas segment from November 8, 2011 through December 31, 2011 due to the deconsolidation, was $28 million compared to fourth quarter 2010 operating income of $22 million. Adjusted EBITDA for the Gas segment was $(35) million during the fourth quarter 2011 compared to $49 million during the same period in 2010. Generation volumes for the segment declined 30% compared to the same quarter in 2010 as a result of planned outages and lower spark spreads. Lower average realized prices and compressed spark spreads together with outage related expenses accounted for $29 million of the decrease during the fourth quarter 2011 compared to the same period in 2010. A loss of $34 million related to natural gas negatively impacted fourth quarter 2011 revenues. Lower capacity prices during the quarter led to a $10 million decrease in capacity revenues.

DNE —The fourth quarter 2011 operating loss, which excludes the results of the DNE segment from November  7, 2011 through December 31, 2011 due to the deconsolidation, was $5 million compared to a fourth quarter 2010 operating loss of $21 million. Adjusted EBITDA was $(10) million for the quarter compared to $(2) million for the corresponding period in 2010. While capacity revenues decreased year over year due to excess capacity in the New York market, another driver of the decrease was a $9 million Adjusted EBITDA benefit during 2010 from sale of fuel oil inventory at Roseton which was not repeated in 2011. Operating and maintenance expense for the fourth quarter 2011 was $14 million lower than for the previous year, partially due to lower lease expense.

Liquidity

As of March 2, 2012, Dynegy’s available liquidity, including the liquidity of DH and its subsidiaries which were deconsolidated effective November 7, 2011, was $1,084 million which included $835 million in unrestricted cash and cash equivalents, $25 million in letter of credit availability and $224 million in restricted cash available for collateral posting purposes.

	December 31, 2011	March 2, 2012
LC capacity, inclusive of required reserves	$586	$439
Less: Required reserves	(17)	(13)
Less: Outstanding letters of credit	(450)	(401)
LC availability	119	25
Cash and cash equivalents	794	835
Collateral posting account	201	224
Total available liquidity	$1,114	$1,084

Consolidated Cash Flow

Cash flow from operations for the year ended December 31, 2011, which excludes the impact of cash flow from DH and its consolidated subsidiaries from November 8, 2011 through December 31, 2011 due to the deconsolidation, was $(20) million after posting $81 million of cash collateral to the Company’s futures clearing managers and bilateral counterparties, as compared to cash flow from operations for the full year 2010 of $423 million after the return of $290 million of net cash collateral from the Company’s futures clearing manager and bilateral counterparties. The year-over-year difference was driven by lower operating results in 2011 compared to 2010 and a $371 million net change in collateral associated with broker margins in support of the Company’s hedging program.  Cash interest costs were $86 million lower in 2011 compared to 2010, due in part to the November 7, 2011 Dynegy Holdings Chapter 11 filing.

Cash flow used by investing activities totaled $215 million during 2011 compared to cash flow used by investing activities of $534 million in 2010. The 2011 amount includes a $303 million outflow resulting from the deconsolidation. During 2011, capital expenditures totaled $242 million, including $83 million in maintenance capital expenditures and $159 million in environmental capital expenditures, the latter of which reflects the Company’s continuing investment in environmental upgrades under the Consent Decree. During 2010, capital expenditures totaled $333 million, with $121 million in maintenance capital expenditures and $212 million in environmental capital expenditures.  Additional changes in cash flow from investing activities during 2011 can be attributed in part to the restructuring activities completed during the year, as well as to liquidation and maturity of short-term investments of cash.

Cash flow from financing activities totaled $379 million during 2011 compared to a use of $69 million during 2010 largely due to several refinancing activities completed during the third quarter 2011.

PRIDE Update

During 2011, management announced a new cost and performance initiative, Dynegy PRIDE (Producing Results through Innovation by Dynegy Employees), that focuses on fixed cash cost improvements, gross margin improvements, and balance sheet efficiency. During 2011, recurring fixed cash costs were reduced by $58 million, compared to 2010 and an additional $26 million of cost improvements have been identified for 2012. Gross margin improved $12 million during 2011 as a result of PRIDE initiatives and $376 million of balance sheet efficiencies were secured primarily through the return of $364 million of collateral and restricted cash.

Restructuring Update

A hearing to approve Dynegy Holdings’ Disclosure Statement is scheduled for Monday, March 12, 2012. Once the Disclosure Statement is approved, Dynegy will begin soliciting consents from creditors on the proposed Plan of Reorganization.

New Chief Accounting Officer

Clint Walden has been hired as Vice President - Accounting and will be appointed Vice President and Chief Accounting Officer, effective March 9, 2012.  Walden joins Dynegy from Sirius Solutions and has over 20 years of experience in finance and accounting with significant experience with energy trading accounting, operations, processes and controls, complex transactions and technical accounting matters. He will report to Clint Freeland, Executive Vice President and Chief Financial Officer and be responsible for managing the company’s financial and operational accounting functions and external reporting. The Chief Accounting Officer position was most recently held by Carolyn J. Stone who has been named Senior Vice President — Financial Planning and Analysis. In her new role, Stone is responsible for the strategic planning, analytics, and financial planning functions.

Investor Conference Call/Webcast

Dynegy will discuss its 2011 financial results during an investor conference call and webcast today, March 8, 2012, at 9 a.m. ET/8 a.m. CT. Participants may access the webcast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

About Dynegy Inc.

Dynegy Inc.’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities, the Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants, and a separate portfolio consists of approximately 1,693 megawatts from two power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning the progress of the financial and operational restructuring, the chapter 11 proceedings and the approvals of the disclosure statement and Dynegy Holdings, LLC’s plan of reorganization, Dynegy’s commitment to safety and the strengthening of the electricity markets. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) beliefs and assumptions regarding our ability to continue as a going concern; (ii) ability to obtain approval of the Bankruptcy Court with respect to the debtors’ motions in the Chapter 11 cases and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases and to consummate all the transactions contemplated by the restructuring support agreement (iii) Dynegy’s ability to transfer the operations associated with the Roseton and Danskammer facilities to one or more third parties in connection with the rejection of the related leases under the Chapter 11 cases; (iv) the anticipated effectiveness of the overall restructuring activities and any additional strategies to address our liquidity and our capital resources including accessing the capital markets; (v) limitations on our ability to utilize previously incurred net operating losses or alternative minimum tax credits; (vi) the timing and anticipated benefits to be achieved through Dynegy’s company-wide cost savings programs, including its PRIDE initiative; (vii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) beliefs that control over Dynegy Holdings, LLC and its consolidated subsidiaries will likely revert to Dynegy upon emergence of Dynegy Holdings from bankruptcy with Dynegy assuming the obligations of Dynegy Holdings, resulting in reconsolidation; (ix) expectations regarding compliance with Dynegy’s new credit agreements, including collateral demands, interest expense and other payments; (x) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (xi) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (xii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (xiii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xiv) beliefs and assumptions regarding our ability to enhance or protect long-term value for stockholders; (xv) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xvi) beliefs and assumptions about weather and general economic conditions; (xvii) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability, Dynegy’s focus on safety and its ability to efficiently operate its assets so as to capture revenue generating opportunities and operating margins; (xviii) beliefs about the outcome of legal, regulatory, administrative and legislative matters; and (xix) expectations regarding performance standards and estimates regarding capital and maintenance expenditures, including the Consent Decree and its associated costs and performance standards. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Contact:

Dynegy Inc.
Media: 713-767-5800
or
Analysts: 713-507-6466

DYNEGY INC.

REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Revenues	$238	$451	$1,585	$2,323
Cost of sales	(162)	(308)	(963)	(1,181)
Gross margin	76	143	622	1,142

Operating and maintenance expense, exclusive of depreciation and amortization expense shown separately below	(70)	(109)	(393)	(450)
Depreciation and amortization expense	(51)	(131)	(325)	(392)
Impairments and other charges	(4)	(13)	(6)	(148)
Gain on sale of assets, net	1	—	1	—
Restructuring costs	—	—	—	—
General and administrative expenses	(38)	(53)	(135)	(163)
Operating loss	(86)	(163)	(236)	(11)

Bankruptcy reorganization charges	—	—	—	—
Loss on deconsolidation	(1,657)	—	(1,657)	—
Losses from unconsolidated investments	—	(28)	—	(62)
Interest expense	(72)	(91)	(357)	(363)
Debt extinguishment costs	—	—	(21)	—
Other income and expense, net	(10)	1	(6)	4
Loss from continuing operations before income taxes	(1,825)	(281)	(2,277)	(432)

Income tax benefit	448	117	632	197
Loss from continuing operations	(1,377)	(164)	(1,645)	(235)
Income from discontinued operations, net of tax	—	—	—	1

Net loss	$(1,377)	$(164)	$(1,645)	$(234)

Basic loss per share:
Loss from continuing operations (1)	$(11.29)	$(1.36)	$(13.48)	$(1.96)
Income from discontinued operations	—	—	—	0.01

Basic loss per share	$(11.29)	$(1.36)	$(13.48)	$(1.95)

Diluted loss per share:
Loss from continuing operations (1)	$(11.29)	$(1.36)	$(13.48)	$(1.96)
Income from discontinued operations	—	—	—	0.01

Diluted loss per share	$(11.29)	$(1.36)	$(13.48)	$(1.95)

Basic shares outstanding	122	121	122	120

Diluted shares outstanding	122	122	122	121

(1)                                  A reconciliation of basic loss per share from continuing operations to diluted loss per share from continuing operations is presented below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Loss from continuing operations for basic and diluted loss per share	$(1,377)	$(164)	$(1,645)	$(235)

Basic weighted-average shares (2)	122	121	122	120

Effect of dilutive securities:
Stock options and restricted stock	—	1	—	1
Diluted weighted-average shares (2)	122	122	122	121

Loss per share from continuing operations
Basic	$(11.29)	$(1.36)	$(13.48)	$(1.96)

Diluted (3)	$(11.29)	$(1.36)	$(13.48)	$(1.96)

(2)                                  Basic and diluted weighted average shares have been adjusted to reflect the May 25, 2010, one-for-five reverse stock split for all periods presented.

(3)                                  Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per-share amounts. Accordingly, Dynegy Inc. has utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three and twelve months ended December 31, 2011 and 2010.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2011

(UNAUDITED) (IN MILLIONS)

	Three Months Ended December 31, 2011
	Coal	Gas	DNE	Other	Total
Net loss					$(1,377)
Plus / (Less):
Income tax benefit (1)					(448)
Interest expense & debt extinguishment costs					72
Depreciation and amortization expense					51
EBITDA (2)	$10	$(14)	$(5)	$(1,693)	$(1,702)
Plus / (Less):
Merger agreement termination fee, restructuring costs and other expenses (3)	3	2	—	13	18
Mark-to-market losses, net	16	20	(1)	—	35
Loss on deconsolidation (4)	—	—	—	1,657	1,657
Impairment of note from DH (4)	—	—	—	10	10
Deconsolidated Adjusted EBITDA	29	8	(6)	(13)	18
Adjustment to include adjusted EBITDA from unconsolidated investments (6)	—	(43)	(4)	15	(32)
Pre-Deconsolidation Adjusted EBITDA (2)	$29	$(35)	$(10)	$2	$(14)

(1)	Includes a valuation allowance of $1,235 million to fully value our net deferred tax assets, This is partially offset by $931 million related to the deconsolidation of DH.

(2)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on March 8, 2012, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Three Months Ended December 31, 2011
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(28)	$(28)	$(5)	$(25)	$(86)
Loss on deconsolidation	—	—	—	(1,657)	(1,657)
Other items, net	1	—	—	(11)	(10)
Depreciation and amortization expense	37	14	—	—	51
EBITDA	$10	$(14)	$(5)	$(1,693)	$(1,702)

(3)

We incurred $18 million ($11 million after tax) of expense related to reorganization costs, of which, $14 million are included in General and administrative expenses and $4 million are included in Impairment and other charges on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)	We incurred a $1,657 million ($1,238 million after tax) loss on the deconsolidation of DH. We deconsolidated DH effective November 7, 2011.

(5)

We recorded a charge of $10 million ($6 million after tax) to impair a note receivable from DH. The charge is included in Other income and expense, net on our Reported Unaudited Condensed Consolidated Statements of Operations.

(6)

Effective November 7, 2011, we deconsolidated DH. As a result, the results of our Gas and DNE segment, as well as certain items in the Other segment, were not included in our consolidated results. We did not include any losses from our unconsolidated investment in DH for the period from November 8, 2011 through December 31, 2011 because to do so would have reduced our investment below zero and we do not have an obligation to fund such losses. However, we have included the adjusted EBITDA from our investment in this adjustment. A reconciliation of Adjusted EBITDA to Operating income (loss) for the investment is presented below:

	November 8 through December 31, 2011
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$—	$(80)	$(5)	$9	$(76)
Depreciation and amortization expense	—	17	(6)	1	12
EBITDA	—	(63)	(11)	10	(64)
Mark-to-market losses, net	—	17	—	—	17
Restructuring costs	—	3	—	5	8
DNE lease adjustment	—	—	7	—	7
Adjusted EBITDA from Unconsolidated Investments	$—	$(43)	$(4)	$15	$(32)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2010

(UNAUDITED) (IN MILLIONS)

	Three Months Ended December 31, 2010
	Coal	Gas	DNE	Other	Total
Net loss					$(164)
Plus / (Less):
Income tax benefit (1)					(117)
Interest expense					91
Depreciation and amortization expense					131
EBITDA (2)	$(41)	$55	$(26)	$(47)	$(59)
Plus / (Less):
Loss on sale of PPEA Holding (3)	—	—	—	28	28
Merger agreement transaction costs (4)	—	—	—	16	16
Restructuring charges (5)	4	2	—	6	12
Asset impairments (6)	—	—	1	—	1
Mark-to-market (income) loss, net	92	(8)	23	(2)	105
Adjusted EBITDA (2)	$55	$49	$(2)	$1	$103

(1)	Includes $12 million net tax benefit related to a change in California state tax law.

(2)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on March 8, 2012, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Three Months Ended December 31, 2010
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(143)	$22	$(21)	$(21)	$(163)
Losses from unconsolidated investments	—	—	—	(28)	(28)
Other items, net	—	1	—	—	1
Depreciation and amortization expense	102	32	(5)	2	131
EBITDA	$(41)	$55	$(26)	$(47)	$(59)

(3)

We recognized a pre-tax charge of approximately $28 million ($17 million after-tax) related to the loss on sale of our investment in PPEA Holding Company, LLC. This charge is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)

We incurred $16 million ($10 million after-tax) of expenses in connection with our prior proposed merger with an affiliate of The Blackstone Group. These expenses are included in General and administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)

We recognized pre-tax charges of approximately $12 million ($7 million after-tax) related to restructuring charges in connection with a reduction in workforce. These charges are included in Impairment and other charges in our Reported Unaudited Condensed Consolidated Statements of Operations.

(6)

We recognized a pre-tax charge of approximately $1 million ($1 million after-tax) related to the asset impairment of our Roseton and Danskammer power generation facilities. This charge is included in Impairment and other charges in our Reported Unaudited Condensed Consolidated Statements of Operations.

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2011

(UNAUDITED) (IN MILLIONS)

	Twelve Months Ended December 31, 2011
	Coal	Gas	DNE	Other	Total
Net loss					$(1,645)
Plus / (Less):
Income tax benefit (1)					(632)
Interest expense and debt extinguishment costs					378
Depreciation and amortization expense					325

EBITDA (2)	$106	$96	$(70)	$(1,706)	$(1,574)
Plus / (Less):
Merger agreement termination fee, restructuring costs and other expenses (3)	7	13	—	25	45
Mark-to-market losses, net	91	34	46	4	175
Loss on deconsolidation (4)	—	—	—	1,657	1,657
Impairment of note from DH (5)	—	—	—	10	10
Deconsolidated Adjusted EBITDA	204	143	(24)	(10)	313
Adjustment to include adjusted EBITDA from unconsolidated investments (6)	—	(43)	(4)	15	(32)
Pre-Deconsolidation Adjusted EBITDA (2)	$204	$100	$(28)	$5	$281

(1)          Includes a valuation allowance of $1,235 million to fully value our net deferred tax assets, partially offset by $931 million related to the deconsolidation of DH.

(2)          EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on March 8, 2012, for definitions, utility and uses of such non-GAAP financial measures.  A reconciliation of EBITDA to Operating income (loss) is presented below.  Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Twelve Months Ended December 31, 2011
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(101)	$(19)	$(70)	$(46)	$(236)
Loss on deconsolidation	—	—	—	(1,657)	(1,657)
Other items, net	1	1	—	(8)	(6)
Depreciation and amortization expense	206	114	—	5	325

EBITDA	$106	$96	$(70)	$(1,706)	$(1,574)

(3)          We incurred $18 million ($11 million after tax) of expense related to reorganization costs, $15 million ($9 million after-tax) of expense related to our debt restructuring, $9 million ($6 million after-tax) of expense related to the Icahn merger agreement termination fee and other legal expenses and $3 million ($2 million after-tax) of expense related to executive separation agreements. Of these expenses, $8 million are included in Revenues and $33 million are included in General and administrative expenses, and $4 million are included in Impairment and other charges on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)          We incurred a $1,657 million ($1,238 million after tax) loss on the deconsolidation of DH.  We deconsolidated DH effective November 7, 2011.

(5)          We recorded a charge of $10 million ($6 million after tax) to impair a note receivable from DH.  The charge is included in Other income and expense, net on our Reported Unaudited Condensed Consolidated Statements of Operations.

(6)          Effective November 7, 2011, we deconsolidated DH.  As a result, the results of our Gas and DNE segment, as well as certain items in the Other segment, were not included in our consolidated results.  We did not include any losses from our unconsolidated investment in DH for the period from November 8, 2011 through December 31, 2011 because to do so would have reduced our investment below zero and we do not have an obligation to fund such losses.  However, we have included the adjusted EBITDA from our investment in this adjustment.  A reconciliation of Adjusted EBITDA to Operating income (loss) for the investment is presented below:

	November 8 through December 31, 2011
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$—	$(80)	$(5)	$9	$(76)
Depreciation and amortization expense	—	17	(6)	1	12
EBITDA	—	(63)	(11)	10	(64)
Mark-to-market losses, net	—	17	—	—	17
Restructuring costs	—	3	—	5	8
DNE lease adjustment	—	—	7	—	7
Adjusted EBITDA from Unconsolidated Investments	$—	$(43)	$(4)	$15	$(32)

DYNEGY INC.

REPORTED SEGMENTED RESULTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2010

(UNAUDITED) (IN MILLIONS)

	Twelve Months Ended December 31, 2010
	Coal	Gas	DNE	Other	Total
Net loss					$(234)
Plus / (Less):
Income tax benefit (1)					(197)
Interest expense					363
Depreciation and amortization expense					392
EBITDA (2)	$250	$161	$6	$(93)	$324
Plus / (Less):
Asset impairments (3)	—	134	2	37	173
Loss on sale of PPEA Holding (4)	—	—	—	28	28
Merger agreement transaction costs (5)	—	—	—	26	26
Restructuring charges (6)	4	2	—	6	12
Plum Point mark-to-market gains (7)	—	—	—	(6)	(6)
Mark-to-market (income) losses, net	(21)	11	(18)	10	(18)
Adjusted EBITDA (2)	$233	$308	$(10)	$8	$539

(1)          Includes a benefit of $18 million related to the release of a reserve for uncertain tax positions as a result of completion of an audit, adjustments to tax positions related to prior years and various state settlements and $12 million net tax benefit related to a change in California state tax law.

(2)          EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on March 8, 2012, for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Twelve Months Ended December 31, 2010
	Coal	Gas	DNE	Other	Total

Operating income (loss)	$(6)	$23	$11	$(39)	$(11)
Losses from unconsolidated investments	—	—	—	(62)	(62)
Other items, net	—	2	—	2	4
Depreciation and amortization expense	256	135	(5)	6	392
EBITDA from continuing operations	250	160	6	(93)	323
EBITDA from discontinued operations (8)	—	1	—	—	1
EBITDA	$250	$161	$6	$(93)	$324

(3)          We recognized pre-tax charges of approximately $173 million ($105 million after-tax) related to asset impairments and other charges. These charges consist of pre-tax impairment charges of approximately $134 million ($81 million after-tax) to reduce the carrying value of our Casco Bay facility to its fair value in connection with the prior proposed merger agreement with an affiliate of the Blackstone Group and $2 million ($1 million after-tax) related to the asset impairment of our Roseton and Danskammer power generation facilities. These charges are included in Impairment and other charges in our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2010. We also recognized a pre-tax charge of approximately $37 million ($23 million after-tax) related to the impairment of our investment in PPEA Holding Company, LLC due to the uncertainty and risk surrounding PPEA’s financial structure. This charge is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Annual Report on Form 10-K for the year ended December 31, 2011.

(4)          We recognized a pre-tax charge of approximately $28 million ($17 million after-tax) related to the loss on sale of our investment in PPEA Holding Company, LLC. This charge is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)          We incurred $26 million ($16 million after-tax) of expenses in connection with our prior proposed merger with an affiliate of The Blackstone Group. These expenses are included in General and administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

(6)          We recognized pre-tax charges of approximately $12 million ($7 million after-tax) related to restructuring charges in connection with a reduction in workforce. These charges are included in Impairment and other charges in our Reported Unaudited Condensed Consolidated Statements of Operations.

(7)          We recognized pre-tax income of approximately $6 million ($3 million after-tax) related to the change in fair value of the PPEA Holding interest rate swaps. This income is included in Losses from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(8)          A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$1
Depreciation and amortization expense from discontinued operations	—
Income tax expense from discontinued operations	—
Income from discontinued operations, net of tax	$1

DYNEGY INC.

OPERATING DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Coal
Million Megawatt Hours Generated	5.3	6.0	22.2	22.2
In Market Availability for Coal Fired Facilities (1)	89%	95%	92%	91%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
Cinergy (CIN Hub)	$34	$38	$41	$42

Gas
Million Megawatt Hours Generated (5)	2.7	3.8	12.3	14.2
Average Capacity Factor for Combined Cycle Facilities (2)	27%	39%	31%	36%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
Commonwealth Edison (NI Hub)	$33	$34	$41	$41
PJM West	$40	$49	$51	$54
North Path 15 (NP 15)	$35	$38	$36	$40
New York - Zone A	$37	$41	$42	$44
Mass Hub	$42	$54	$53	$56
Average Market Spark Spreads ($/MWh) (4):
PJM West	$15	$14	$19	$19
North Path 15 (NP 15)	$7	$7	$4	$6
New York - Zone A	$9	$9	$9	$9
Mass Hub	$17	$15	$18	$18

Average Natural Gas Price - Henry Hub ($/MMBtu) (6)	$3.31	$3.78	$3.99	$4.38

DNE
Million Megawatt Hours Generated	—	0.4	1.2	2.2
In Market Availability for Coal Fired Facilities (1)	83%	96%	94%	95%
Average Capacity Factor - Coal	8%	49%	28%	53%
Average Capacity Factor - Gas	0%	0%	3%	4%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
New York - Zone G	$43	$56	$57	$59
Average Market Spark Spreads ($/MWh) (4):
Fuel Oil	$(136)	$(81)	$(121)	$(72)

(1)	Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2)	Reflects actual production as a percentage of available capacity.

(3)	Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices we realized.

(4)

Reflects the simple average of the spark spread available to a 7.0 MMBtu / MWh heat rate generator or an 11.0 MMBtu / MWh heat rate fuel oil-fired generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to us.

(5)	Includes our ownership percentage in the MWh generated by our investment in the Black Mountain power generation facility for the three and twelve months ended December 31, 2011 and 2010, respectively.

(6)	Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by us.